Exhibit 5.1

August 13, 2024	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 098929-0105

LM Funding America, Inc.

1200 Platt Street

Suite 1000

Tampa, FL 33606

Ladies and Gentlemen:

We have acted as counsel for LM Funding America, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), being filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $150,000,000 in aggregate amount of any of the following: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) warrants (the “Warrants”) to purchase Preferred Stock, Common Stock or other securities of the Company; and (iv) units consisting of any combination of the other types of securities offered under the Registration Statement in one or more series (“Units”) (the Common Stock, the Preferred Stock, the Warrants, and Units are referred to herein as the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation, as amended to date (the “Charter”); the bylaws of the Company, as amended to date (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities (the “Resolutions”); and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, describing the Securities offered thereby will have been prepared and filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

We have further assumed that each warrant agreement, each Warrant, each unit agreement and each Unit will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

LM Funding, Inc.

August 13, 2024

Based upon and subject to the foregoing, we are of the opinion that:

1. All requisite action necessary to make any shares of Common Stock covered by the Registration Statement validly issued, fully paid and nonassessable will have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock and (b) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value.

2. All requisite action necessary to make a series of Preferred Stock covered by the Registration Statement validly issued, fully paid and nonassessable will have been taken when: (a) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (b) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (c) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

LM Funding, Inc.

August 13, 2024

3. All requisite action necessary to make any Warrants covered by the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions approving and establishing the terms and form of such Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of such Warrants, and to authorize the execution, delivery, issuance and sale of such Warrants and the execution and delivery of any related warrant agreement; (b) the terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; (c) any warrant agreements for such Warrants shall have been duly executed and delivered; (d) certificates representing such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; (e) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; and (f) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken.

4. All requisite action necessary to make any Units covered by the Registration Statement valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions approving and establishing the terms and form of such Units and the documents, including any unit agreements, evidencing and used in connection with the issuance and sale of such Units, and to authorize the execution, delivery, issuance and sale of such Units and the execution and delivery of any related unit agreement; (b) the terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company; (c) any unit agreements for such Units shall have been duly executed and delivered; (d) certificates representing such Units shall have been duly executed and delivered in accordance with the terms and provisions of the applicable unit agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; (e) if such Units are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (f) if such Units are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (g) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 3 above shall have been taken.

LM Funding, Inc.

August 13, 2024

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP